Exhibit 10.1

December 14, 2021

Investcorp Europe Acquisition Corp I

Century Yard, Cricket Square

Elgin Avenue, PO Box 1111

George Town, Grand Cayman -

Cayman Islands KY1-1102

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among Investcorp Europe Acquisition Corp I, a Cayman Islands exempted company (the “Company”), and Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”) of up to 34,500,000 of the Company’s units (including up to 4,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described in the Prospectus. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Europe Acquisition Holdings Limited (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s officers, directors and director nominees (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.

The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Ordinary Shares owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Ordinary Shares owned by it, him or her in connection therewith.

2.

The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 15 months from the closing of the Public Offering (or up to 21 months, as may be extended by the Company in accordance with its amended and restated memorandum and articles of association, the “Articles”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Articles (A) to modify the substance or timing of the Company’s obligation to allow

1

redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 15 months from the closing of the Public Offering (or up to 21 months, as may be extended by the Company in accordance with the Articles) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her (which, for the avoidance of doubt, shall include any monies deposited in or loans made to the Trust Account for purposes of extending the period of time to consummate a Business Combination). The Sponsor and each Insider hereby further waives, with respect to any Ordinary Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (a) the consummation of the Company’s Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination, or (b) a shareholder vote to approve an amendment to the Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within 15 months from the closing of the Public Offering (or up to 21 months, as may be extended by the Company in accordance with the Articles) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity.

3.

During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction; provided, however, that the foregoing shall not apply to the forfeiture of a portion of the Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (provided that such current or future independent director transferee shall be subject to the terms of this Letter at the time of such transfer; and provided further that to the extent any Section 16 reporting obligation is triggered as a result of such transfer, such Section 16 filing shall include a practical explanation as to the nature of the transfer).

4.

In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Articles, the Sponsor (which for purposes of clarification shall not extend to any other equity holders, members or directors of the Sponsor, the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.20 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.

To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 4,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), (a) the Sponsor agrees to forfeit, at no cost, a number of Founder Shares, equal to 909,374 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000, (b) Ruby McGregor-Smith agrees to forfeit, at no cost, a number of Founder Shares, equal to 129,376 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000 and (c) Peter McKellar agrees to forfeit, at no cost, a number of Founder Shares, equal to 86,250 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. The relevant forfeitures will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent an aggregate of 20.0% of the Company’s issued and outstanding Class A Ordinary Shares after the Public Offering (not including Class A Ordinary Shares underlying the Private Placement Warrants). The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Units or effect a share repurchase or share capitalization, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Initial Shareholders prior to the Public Offering at 20.0% of its issued and outstanding Ordinary Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 4,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of Class A Ordinary Shares included in the Units issued in the Public Offering and (B) the references to 909,374, 129,376 and 86,250 in the formulas set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Sponsor, Ruby McGregor-Smith and Peter McKellar would have to surrender to the Company in order for the number of Founder Shares to equal an aggregate of 20.0% of the Company’s issued and outstanding Class A Ordinary Shares after the Public Offering (not including Class A Ordinary Shares underlying the Warrants or Private Placement Warrants).

6.

The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b), 8 and 9, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.

(a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any Class A Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial business combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or any Class A Ordinary Shares underlying the Private Placement Warrants), until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and the Class A Ordinary Shares underlying the Private Placement Warrants that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any affiliate of the Sponsor or to any members of the Sponsor or any of their affiliates; (b) in the case of an individual, as a gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the Sponsor’s articles of association upon dissolution of the Sponsor; (g) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (h) in the event that subsequent to consummation of an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

8.

The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.

Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination; payment of any fees related to compensation of any of the Company’s officers or directors; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $2,000,000 of such loans may be convertible into private placement warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

10.

The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.

As used herein, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Ordinary Shares” shall mean the Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”); (iii) “Founder Shares” shall mean the 8,625,000 Class B Ordinary Shares issued and outstanding (up to 1,125,000 of which are subject to complete or partial forfeiture if the over-allotment option is not exercised by the Underwriters); (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the 14,900,000 warrants (or 16,700,000 warrants if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase for an aggregate purchase price of $14,900,000 (or $16,700,000 if the over-allotment option is exercised in full), or $1.00 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.

No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

14.

Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

16.

This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17.

The parties expressly agree that this Letter Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without regard to the conflict of law provisions of such jurisdiction. Any legal suit, action or proceeding arising out of or based upon this agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the City of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

18.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.

Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement (including, for the avoidance of doubt, any Insider with respect to any other Insider), and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

20.

This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2022; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

Sincerely,

EUROPE ACQUISITION HOLDINGS LIMITED

By:	/s/ Rohit Nanda
	Name:	Rohit Nanda
	Title:	Director

[Signature Page to Letter Agreement]

By:	/s/ Hazem Ben-Gacem
	Name:	Hazem Ben-Gacem

[Signature Page to Letter Agreement]

By:	/s/ Peter McKellar
	Name:	Peter McKellar

[Signature Page to Letter Agreement]

By:	/s/ Pamela Jackson
	Name:	Pamela Jackson

[Signature Page to Letter Agreement]

By:	/s/ Laurence Ponchaut
	Name:	Laurence Ponchaut

[Signature Page to Letter Agreement]

By:	/s/ Adah Almutairi
	Name:	Adah Almutairi

[Signature Page to Letter Agreement]

By:	/s/ Baroness Ruby McGregor-Smith
	Name:	Baroness Ruby McGregor-Smith

[Signature Page to Letter Agreement]

By:	/s/ Alptekin Diler
	Name:	Alptekin Diler

[Signature Page to Letter Agreement]

By:	/s/ Craig Sinfield-Hain
	Name:	Craig Sinfield-Hain

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

INVESTCORP EUROPE ACQUISITION CORP I

By:	/s/ Craig Sinfield-Hain
	Name:	Craig Sinfield-Hain
	Title:	Chief Financial Officer

[Signature Page to Letter Agreement]